UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024 (September 19, 2024)

Onconetix, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(zip code)

(513) 620-4101

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K filed with the U.S. Securities and Exchange Commission on April 24, 2024 (the “Prior Form 8-K”), on April 19, 2023, Onconetix, Inc. (the “Company”) entered into an asset purchase agreement with Veru Inc., a Wisconsin corporation (“Veru”, and the asset purchase agreement, the “Veru APA”). Pursuant to the terms of the Veru APA, the Company agreed to provide Veru with initial consideration totaling $20.0 million, consisting of (i) $6.0 million paid upon the closing of the transaction, (ii) an additional $4.0 million in the form of a non-interest bearing note payable due on September 30, 2023, and (iii) an additional $10.0 million in the form of two equal (i.e. each for $5.0 million) non-interest bearing notes payable, each due on April 19, 2024 (the “April Veru Note”) and September 30, 2024 (the “September Veru Note”). On September 29, 2023, the Company entered into an amendment (the “Veru Amendment”) of the Veru APA. Pursuant to the Veru Amendment, the $4.0 million note payable originally due on September 30, 2023, was deemed paid and fully satisfied upon (1) the payment to Veru of $1 million in immediately available funds on September 29, 2023, and (2) the issuance to Veru by October 3, 2023, of 3,000 shares of Series A Preferred Stock of the Company.

As previously disclosed on the Prior Form 8-K, on April 24, 2024, the Company entered into a Forbearance Agreement with Veru (the “Original Forbearance Agreement”). Pursuant to the Original Forbearance Agreement, Veru agreed, among other things, to forbear from exercising its rights and remedies under the April Veru Note until March 31, 2025 (the “April 2024 Forbearance Period”).

On September 19, 2024, the Company entered into an Amended and Restated Forbearance Agreement with Veru (the “A&R Forbearance Agreement”) which amends and restates the Original Forbearance Agreement in its entirety. Pursuant to the A&R Forbearance Agreement, Veru will forbear from exercising its rights under both the April Veru Note and the September Veru Note, subject to the terms and conditions set forth below.

Pursuant to the A&R Forbearance Agreement, the April 2024 Forbearance Period continues to end on the earlier of (a) March 31, 2025 and (b) the occurrence of an Event of Default (as defined in the A&R Forbearance Agreement). The A&R Forbearance Agreement also extends the due date for the September Veru Note until the earlier to occur of: (i) June 30, 2025 or (ii) the occurrence of any Event of Default. The A&R Forbearance Agreement also effected certain modifications to the payment terms in the Original Forbearance Agreement and amended certain terms of the September Veru Note as summarized below.

Pursuant to the A&R Forbearance Agreement, the Company agreed to make the following required payments (the “Required Payments”) during the April 2024 Forbearance Period first to accrued and unpaid interest under the April Veru Note and then any remainder to the outstanding principal amount of the April Veru Note:

●	Interest at the rate of 10% per annum shall accrue on any unpaid principal balance of the April Veru commencing on April 20, 2024 through the date that the outstanding principal balance under the April Veru Note is paid in full;

●	monthly payments equal to 25% (increased from 15% in the Original Forbearance Agreement) of (i) the monthly cash receipts of Proteomedix for the licensing or sale of any products or services, (ii) monthly cash receipts of the Company or any of its subsidiaries for the sales of Proclarix anywhere in the world, and (iii) monthly cash receipts of the Company or any of its subsidiaries for milestone payments or royalties from Labcorp cash receipts of the Company or its subsidiaries from certain sale or licensing revenues or payments (the Ordinary Cash Revenue”), which increased amount shall begin on October 20, 2024 for cash receipts in September 2024;

●	payment of 20% (increased from 10% in the Original Forbearance Agreement) of the net proceeds from certain financing or other transactions outside the ordinary course of business completed by the Company or any of its subsidiaries during the April 2024 Forbearance Period, which increased amount will begin for any net proceeds received after September 19, 2024;

●	15% of the Ordinary Cash Revenue generated in August 2024 shall be due to Veru on September 26, 2024; and

●	The remaining balance of the April Veru Note will be due at the end of the April 2024 Forbearance Period.

The Company and Veru also agreed to the following amendments to the September Veru Note in the A&R Forbearance Agreement:

●	As noted above, an extension of the maturity date to June 30, 2025;

●	The accrual of interest at the rate of 10% per annum on any unpaid principal balance of the September Veru Note commencing on October 1, 2024 through the date that the outstanding principal balance under the September Veru Note is paid in full;

●	Any amounts owed on the September Veru Note, including but not limited to unpaid principal and accrued interest, will be paid in cash or, upon the mutual written consent of Veru and the Company, in shares of the Company’s common stock or a combination of cash and the Company’s common stock;

●	Following full repayment of all principal and interest under the April Veru Note, the Company will make the Required Payments first towards accrued and unpaid interest under the September Veru Note and then towards the remaining principal balance payable under the September Veru Note;

●	If the aggregate unpaid principal outstanding under the April Veru Note and the September Veru Note and all accrued and unpaid interest thereon is repaid in cash on or before December 31, 2024, then the total principal balance under the September Veru Note that will be payable by the Company in satisfaction of its obligations under the September Veru Note will be reduced from $5,000,000 to $3,500,000.

Further, the Company has agreed that immediately after obtaining stockholder approval for its reverse stock split proposal at the Company’s Annual Meeting of Stockholders held on September 5, 2024, and having effectuated a reverse stock split of its outstanding shares of Common Stock and the conversion of all Series B Preferred Stock of the Company into shares of Common Stock, the Company agreed to convert all of Veru’s shares of Series A Preferred Stock of the Company into shares of Common Stock (the “Conversion Shares”). The Company has agreed that following the first anniversary of the issuance of the Series A Preferred Stock of the Company, the Company shall cause the Conversion Shares to not have any legend or other restrictions on transfer under the Securities Act of 1933.

The Company has additionally agreed to reimburse Veru for its out-of-pocket expenses, including legal fees, up to $7,500 in connection with the negotiation and execution of the A&R Forbearance Agreement.

The foregoing description of the A&R Forbearance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the A&R Forbearance Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. For more information about the terms of the Original Forbearance Agreement, please see the Prior Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Forbearance Agreement between the Company and Veru, dated September 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2024	ONCONETIX, INC.

	By:	/s/ Karina M. Fedasz
Karina M. Fedasz
Interim Chief Financial Officer

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